EXHIBIT 99.1

DOLLAR TREE COMPLETES ACQUISITION OF FAMILY DOLLAR

•	Creates combined organization with sales exceeding $19 billion annually with more than 13,600 stores across 48 states and five Canadian provinces

•	Gary Philbin named President and Chief Operating Officer of Family Dollar Stores

CHESAPEAKE, Va. – July 6, 2015 – Dollar Tree, Inc. (NASDAQ: DLTR), North America’s leading operator of discount variety stores selling everything for $1 or less, announced today that it has completed the acquisition of Family Dollar Stores, Inc., a leading national discount retailer offering name brands and quality, private brand merchandise.

“We are pleased to announce we have completed our acquisition of Family Dollar and we formally welcome the Family Dollar team to the Dollar Tree organization,” stated Bob Sasser, Chief Executive Officer. “This is a transformational opportunity for our business to offer broader, more compelling merchandise assortments, with greater values, to a wider array of customers. This acquisition will extend our reach to low-income customers, while strengthening and diversifying our footprint. We plan to leverage best practices across both organizations to deliver significant cost synergies. Combined, our growth potential is enhanced with improved opportunities to increase store productivity and to open more stores across multiple banners.”

Under the terms of the merger agreement first announced and unanimously approved by each company’s Board of Directors in July 2014, Family Dollar shareholders are entitled to receive $59.60 in cash and 0.2484 of a share of Dollar Tree common stock for each share of Family Dollar common stock.

The Company also announced that Gary Philbin, age 58, has been named President and Chief Operating Officer of Family Dollar, effective immediately. In his new role, Mr. Philbin will continue to report to Bob Sasser. Mr. Philbin joined Dollar Tree as Senior Vice President of Stores in December 2001, and was later promoted to Chief Operating Officer in March 2007 and to President in June 2013. Prior to joining Dollar Tree, Mr. Philbin held senior-level positions in both merchandising and operations during his thirty years in the retail grocery industry.

“I am very proud to announce that Gary will be taking on his new leadership role of Family Dollar Stores,” Sasser said. “Gary has played an integral role in the success of Dollar Tree over the past fourteen years. Notably, Gary was instrumental in improving the Dollar Tree customer shopping experience and the related customer satisfaction, as well as leading the integration following our Canadian acquisition in 2010.”

Philbin stated, “I am very pleased to have the opportunity to lead the Family Dollar team. Throughout the due diligence and integration planning processes, I have been impressed with the experience, talent and dedication of the Family Dollar team members. Our focus as an organization will be on the customer - by consistently providing great values, affordable prices, and relevant items in a store environment that is convenient, clean, reliable and efficient. We are well-prepared for the integration process, which is now under way.”

Additionally, the Company announced that Howard R. Levine, Chief Executive Officer of Family Dollar, has been appointed to Dollar Tree’s board of directors, effective immediately.

Sasser concluded, “We appreciate the efforts, dedication and teamwork displayed by both Dollar Tree and Family Dollar associates throughout our integration planning processes. We are well-prepared to integrate our two companies.”

Strategic Rationale

•	Creates a leading discount retailer in North America. The combined organization will operate more than 13,000 stores in 48 states and five Canadian provinces, with sales exceeding $19 billion annually and over 145,000 associates.

•	Complementary business model across fixed- and multi-price point. Dollar Tree is the nation’s leading operator of fixed-price point stores, selling everything for $1 or less, and Family Dollar is a leading national operator of multi-price point stores providing value-conscious consumers with a selection of competitively priced merchandise in convenient neighborhood stores. The Company intends to retain and to grow both banners going forward and will optimize the combined real estate portfolio.

•	Targets broader range of customers and geographies. Dollar Tree targets customers within a broad range of Middle America with stores located primarily in suburban areas and Family Dollar targets low- and lower-middle income households through its urban and rural locations. The transaction enables Dollar Tree to serve a broader range of customers and deliver even greater value to them.

•	Leverages complementary merchandise expertise. Dollar Tree’s merchandise mix consists of a balance between consumable merchandise and variety/seasonal merchandise. Family Dollar’s assortment consists primarily of consumable merchandise and home products. The complementary offerings enable the Dollar Tree and Family Dollar brands to expand categories and to deliver a broader, more compelling assortment to all customers.

•	Generates significant synergy opportunities. Dollar Tree expects to generate significant efficiencies through sourcing and procurement, format optimization, SG&A leverage, and its distribution network. The Company anticipates that the transaction will result in an estimated $300 million of annual run-rate synergies to be fully realized by the end of the third year post-closing.

•	Enhanced financial performance and improved growth prospects. Dollar Tree will be better positioned to invest in existing and new markets and channels and to grow its store base across multiple brands. The combined company expects to generate significant free cash flow, enabling it to pay down debt rapidly.

J.P. Morgan Securities LLC acted as exclusive financial advisor to the board of directors of Dollar Tree, and J.P. Morgan Chase Bank, N.A. committed to provide bridge financing for the transaction. Wachtell, Lipton, Rosen & Katz and Williams Mullen acted as legal counsel to Dollar Tree in connection with the transaction. Morgan Stanley & Co. LLC acted as exclusive financial advisor to the board of directors of Family Dollar in connection with the transaction. Cleary Gottlieb Steen & Hamilton LLP acted as legal counsel to Family Dollar in connection with the transaction.

About Dollar Tree, Inc.

Dollar Tree, a Fortune 500 Company, now operates more than 13,600 stores across 48 states and five Canadian provinces. Stores operate under the brands of Dollar Tree, Dollar Tree Canada, Deals and Family Dollar. To learn more about the Company, visit www.DollarTree.com.

Forward Looking Statements

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate. For example, our forward-looking statements include statements regarding the merger with Family Dollar, including the benefits, results and effects of the merger, future financial and operating results, including estimated synergies, expectations concerning the combined company’s plans, objectives, expectations (financial or otherwise) and intentions. Risks and uncertainties related to the proposed merger include, among others, difficulties related to integration of the proposed merger and our ability to obtain cost savings and synergies contemplated by the merger, unexpected costs, charges or expenses resulting from the proposed merger, and the outcome of pending or potential litigation or governmental investigations. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 13, 2015. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com